                                      AMENDMENT


         This Amendment (the "Amendment") to (i) the Investment Agreement (the "Investment Agreement") dated January 30, 1997, by and among Nor'Wester Brewing Company, Inc. ("Nor'Wester"), North Country Joint Venture, LLC ("North Country"), Willamette Valley, Inc. Microbreweries Across America ("WVI") and each of the entities identified in Schedule 1.0 thereto (collectively, the "WVI Subsidiaries"), James W. Bernau ("Bernau") and United Breweries of America, Inc. ("UBA"); (ii) the Credit Agreement (the "Credit Agreement") dated January 30, 1997, by and between Nor'Wester and UBA; and (iii) various exhibits and schedules to the Investment Agreement and the Credit Agreement all as more fully described below, is entered into as of May 14, 1997.

                                       RECITALS

         WHEREAS, certain of the parties entered into the Investment Agreement, the Credit Agreement and certain related documents, instruments and agreements on January 30, 1997; and

         WHEREAS, the parties desire to amend the Investment Agreement, the Credit Agreement and certain related documents, instruments and agreements.

         NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto agree as follows:

                                      AGREEMENT

         1. The definition of "Bridge Loan Shares" on page 2 of the Investment Agreement shall be deleted.

         2. On page 2 of the Investment Agreement, the following paragraph shall be added after the definition of "Business Day" and before the definition of "Capital Expenditures":

         ""Cancellation Shares" shall have the meaning set forth in Section
    2.1."

         3. The definition of "Diluted Basis" on page 3 of the Investment Agreement shall be amended by adding the words "or to Vijay Mallya pursuant to the Services Agreement" after the words "Employment Agreement" in the eighth line of such definition.

         4. Section 2.1 of the Investment Agreement shall be amended to read in its entirety as follows:

         "2.1 PURCHASE AND TRANSFER OF EQUITY SECURITIES. Subject to the terms and conditions set forth in this Agreement, (i) the Purchaser agrees to subscribe for and purchase from UCB, and UCB agrees to issue and sell to the Purchaser, 1,047,619 shares of Common Stock (the "Purchase Shares"), for $5,500,000 and (ii) Bernau agrees to transfer to Purchaser 83,109 shares of Common Stock (the "Transfer Shares"), and Bernau agrees to transfer to UCB 174,912 shares of Common Stock (the "Cancellation Shares"), in consideration for
    (a) forestalling any potential lawsuits from current shareholders of the Constituent Corporations and thus supporting the financial viability of UCB on an ongoing basis, (b) inducing the investment by the Purchaser contemplated by this Agreement, thus protecting Bernau's investment in the Constituent Corporations, and (c) protecting Bernau's goodwill and general business reputation, all as more fully described in Section 2.2 hereof. After giving effect to the Consolidation and the other transactions contemplated by this Agreement, the Purchase Shares and the Transfer Shares shall collectively total 40.00% of the outstanding Common Stock of UCB on a Diluted Basis."

         5. The second paragraph of Section 2.2 of the Investment Agreement shall be amended in its entirety to read as follows:

         "On the Closing Date, (i) Bernau shall deliver to the Purchaser certificates representing the Transfer Shares to be transferred to the Purchaser registered in the Purchaser's name (subject to the requirements of Section 10.4) and in such denominations as the Purchaser requests, (ii) Bernau shall deliver to UCB certificates representing the Cancellation Shares to be transferred to UCB registered in UCB's name and UCB shall take all necessary corporate action to have such Cancellation Shares cancelled, and (iii) UCB shall deliver to the Purchaser certificates representing the Purchase Shares, registered in the Purchaser's name (subject to the requirements of Section 10.4) and in such denominations as the Purchaser requests against delivery by the Purchaser of the purchase price therefor consisting of (a) a certified or bank check in the name of UCB in the amount of $2,750,000 plus an amount equal to the difference between the full amount of the $2,750,000 Bridge Loans and the actual amount loaned by UBA under the Bridge Loans and (b) if all of the outstanding principal amount due under the Bridge Loans has been repaid, a certified or bank check in the name of UCB in the amount of $2,750,000, otherwise, by contributing to UCB the aggregate principal amount due under the Bridge Loans as of the Closing Date."

         6. Section 2.4 of the Investment Agreement shall be amended by adding the words "and Black & Company" after the words "hereof, (a) Bernau" on the first line of that section and by adding the words ", Black & Company" after the words "between Bernau" on the third line of that section.

         7. Section 3.2 of the Investment Agreement shall be amended by (i) replacing the words "Nor'Wester and Bernau shall take all necessary corporate action to cause, and shall cause, UCB to" in the first and second lines of text with the words "UCB shall"; (ii) by deleting the words "and the Bridge Loan Shares" in the eighth and ninth lines of text; (iii) by replacing the number "45.00000%" with the number "40.00%"; and (iii) by replacing the number "10.000005%" with the number "10.00%".

         8. Section 6.1(l)(v) shall be amended to read in its entirety as follows:

         "(v) the Employment Agreement between Vijay Mallya and UCB dated the Closing Date and in a form satisfactory to the Purchaser and UCB (the "Services Agreement") in which, among other things, UCB agrees to pay Vijay Mallya $126,000 per year for services rendered and UCB grants Vijay Mallya options to purchase shares of UCB Common Stock in an amount equal to 4% of the oustanding Common Stock of UCB on a Fully Diluted Basis at an exercise price of $5.25 per share."

         9. Section 6.1(n) of the Investment Agreement shall be amended to read in its entirety as follows:

         "(n) The net worth of the Constituent Corporations combined, prepared in accordance with GAAP shall not be less than $10.0 million as of the Closing Date and before taking into account any write downs related to the sale of the assets of Bayhawk Ales, Inc. and any gains related to the sale of the assets of Mile High Brewing Company."

         10. Section 6.1 of the Investment Agreement shall be amended by adding a new section 6.1(u) which shall read in its entirety as follows:

         "(u) UCB shall have received the Cancellation Shares as contemplated by Section 2.2 and shall have cancelled the Cancellation Shares."

         11. Section 6.1 of the Investment Agreement shall be amended by adding a new section 6.1(v) which shall read in its entirety as follows:

         "(v) If the Purchaser contributes the aggregate principal amount due under the Bridge Loans as partial payment for the Purchase Shares as described in Section 2.2, then the accrued interest up to and including the Closing Date due under the Bridge Loans shall have been paid in cash to Purchaser."

         12. Section 6.2 of the Investment Agreement shall be amended by deleting the words "and the Bridge Loan Shares" in the second and third lines of text and adding the words "and the Cancellation Shares" after the words "Transfer Shares" in the third line of text.

         13. Section 7.28 of the Investment Agreement shall be amended by adding the words "After the Closing Date, but not prior to such date, any" and deleting the word "Any" at the beginning of the second sentence.

         14. Section 10.13 of the Investment Agreement shall be amended by adding the words "; provided, further, that all costs and expenses (including legal fees and expenses) incurred by Purchaser in connection with the Consolidation shall be reimbursed by Nor'Wester, or alternatively, Purchaser may use funds from the Bridge Loans to pay such costs and expenses. If this Agreement is terminated prior to Closing, all costs and expenses (including legal fees and expenses) that have not been previously reimbursed or funded through the Bridge Loans shall be added to the principal amount outstanding under the Bridge Loans. In addition, all costs and expenses incurred by the Purchaser relating to the possible acquisition of other companies or other investment opportunities shall be reimbursed if the Closing occurs and UCB is the acquiring company or the company making the investment." after the words "the Bridge Loans" in the last line of that section.

         15. Schedule 3.1(d) to the Investment Agreement shall be replaced in its entirety by Revised Schedule 3.1(d), a copy of which is attached hereto as ATTACHMENT A.

         16. Schedule 6.1(l)(i) to the Investment Agreement shall be amended by replacing the fourth bullet point with a new bullet point to read in its entirety as follows:

         "- Receive options to purchase shares of Common Stock in an amount equal to 4% of the total number of shares outstanding on a Fully Diluted Basis

              - 25% of the shares vest upon Closing, remaining shares subject to three year straight-line vesting
              -    Fully vest upon termination
              -    Exercisable up to 5 years following termination
              -    Exercise price equal to $5.25 per share"

         17.  Schedule 6.1(n) of the Investment Agreement shall be deleted.

         18. Exhibit 2.4(a) to the Investment Agreement, the Stockholder's Agreement, shall be deleted in its entirety and replaced with Revised Exhibit 2.4(a) to read in its entirety as set forth in ATTACHMENT B.

         19. Exhibit 5.9(a)(i) to the Investment Agreement, the Form of Certificate of Incorporation for United Craft Brewers, Inc., shall be deleted in its entirety and replaced with Revised Exhibit 5.9(a)(i) to read in its entirety as set forth in ATTACHMENT C.

         20. Exhibit 5.9(a)(ii) to the Investment Agreement, the Form of By-laws for United Craft Brewers, Inc., shall be deleted in its entirety and replaced with Revised Exhibit 5.9(a)(ii) to read in its entirety as set forth in ATTACHMENT D.

         21. Exhibit 6.1(a) to the Investment Agreement shall be replaced in its entirety by Revised Exhibit 6.1(a), a copy of which is attached hereto as ATTACHMENT E.

         22. Exhibit 6.2(h) to the Investment Agreement shall be replaced in its entirety by Revised Exhibit 6.2(h), a copy of which is attached hereto as ATTACHMENT F.

         23. Each reference in the Credit Agreement to "Convertible Note" shall be deleted and replaced with the term "Note", the definition of Convertible Note set forth in

Section 1.01 of the Credit Agreement as so deleted and replaced shall be moved so that the definition of "Note" immediately preceeds the definition of "North Country", and the word "convertible" appearing in Section 2.03 of the Credit Agreement shall be deleted.

         24. Exhibit A to the Credit Agreement (the Form of Convertible Promissory Note) shall be deleted in its entirety and replaced with a new Exhibit A to the Credit Agreement (the Form of Note) to read in its entirety as set forth on ATTACHMENT G.

         25. Each reference in the Credit Agreement, the Security Agreement, the Pledge Agreement and the Personal Guaranty to the "Investment Agreement" shall be deemed to be a reference to the Investment Agreement as amended by this Amendment.

         26. Each reference in the Security Agreement, the Pledge Agreement and the Personal Guaranty to the "Credit Agreement" shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

         27. The amendments effected above shall become effective on May 14, 1997, subject to (i) execution by each of the parties hereto in the space provided below, (ii) receipt by UBA of an amended and restated Convertible Promissory Note, duly executed by Nor'Wester, in the form of Exhibit A to the Credit Agreement, as amended by this Amendment and (iii) receipt by Nor'Wester of the Guarantor Consent, duly executed by UB International Ltd., in the form set forth on ATTACHMENT H.

         28. The parties hereby affirm that the Investment Agreement, the Credit Agreement, the Security Agreement, the Pledge Agreement and the Personal Guaranty as amended hereby, constitute the entire agreements among the parties pertaining to the subject matters thereof and supersede all prior agreements and understandings pertaining thereto.

         29. The Investment Agreement, the Credit Agreement, the Security Agreement, the Pledge Agreement and the Personal Guaranty as amended hereby, remain in full force and effect.

         30. United Craft Brewers, Inc., for the consideration set forth above and in the Investment Agreement, hereby affirms its rights and obligations under the Investment Agreement, as hereby amended, and agrees to comply with all of its agreements thereunder or hereunder.

         31. Unless otherwise defined herein, all capitalized terms used herein and defined in the Investment Agreement or the Credit Agreement shall have the respective meanings given to those terms in the Investment Agreement or the Credit Agreement.


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

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the date written above.


                             NOR'WESTER BREWING COMPANY



                             By:    /s/ James W. Bernau
                                 -----------------------------------------
                             Name:  James W. Bernau
                             Title: President


                             NORTH COUNTRY BREWING COMPANY



                             By:    /S/ James W. Bernau
                                 -----------------------------------------
                             Name:  James W. Bernau
                             Title: President

                             WILLAMETTE VALLEY, INC.
                             MICROBREWERIES ACROSS AMERICA


                             By:    /s/ James W. Bernau
                                 -----------------------------------------
                             Name:  James W. Bernau
                             Title: President


                             AVIATOR ALES, INC.


                             By:    /s/ James W. Bernau
                                 -----------------------------------------
                             Name:  James W. Bernau
                             Title: President


                             BAYHAWK ALES, INC.


                             By:    /S/ James W. Bernau
                                 -----------------------------------------
                             Name:  James W. Bernau
                             Title: President

                             MILE HIGH BREWING COMPANY


                             By:    /s/ James W. Bernau
                                 -----------------------------------------
                             Name:  James W. Bernau
                             Title: President


                             JAMES W. BERNAU


                             By:    /s/ James W. Bernau
                                 -----------------------------------------
                             Name:  James W. Bernau


                             UNITED BREWERIES OF AMERICA, INC.



                             By:    /S/ Vijay Mallya
                                 -----------------------------------------
                             Name:  Vijay Mallya
                             Title: Chairman


                             UNITED CRAFT BREWERS, INC.



                             By:    /s/ Vijay Mallya
                                 -----------------------------------------
                             Name:  Vijay Mallya
                             Title: Chairman and Chief Executive Officer


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